Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Reed’s, Inc

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Reed’s, Inc. on Form S-8 (SEC File Number 333-157-359) which was filed with the Commission on February 17, 2009 of our report, dated March 17, 2010, appearing in the annual report on Form 10K for the years ended December 31, 2009 and 2008.

/s/ WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
March 30, 2010